UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2023

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 24, 2023, ZyVersa Therapeutics, Inc. (the “Company”) priced a “reasonable best efforts” public offering (the “Offering”) for the sale by the Company of an aggregate of 3,256,060 shares of common stock, and pre-funded warrants to purchase 9,471,213 shares of Common Stock in lieu thereof (the “Pre-Funded Warrants”) and common warrants (“Common Warrants”) to purchase up to 12,727,273 shares of common stock, at a combined public offering price of $0.165 per share and accompanying Common Warrant, or $0.1649 per Pre-Funded Warrant and accompanying Common Warrant. The Pre-Funded Warrants are exercisable immediately, may be exercised at any time until all of the Pre-Funded Warrants are exercised in full, and have an exercise price of $0.0001. The Common Warrants are exercisable immediately for a term of five years and have an exercise price of $0.165.

A.G.P./Alliance Global Partners (“A.G.P.”) acted as the sole placement agent for the Offering and received a fee of 6.0% of the aggregate gross proceeds and reimbursement of $100,000 of expenses, pursuant to a placement agency agreement between the Company and A.G.P. (the “Placement Agency Agreement”). The Offering closed on July 26, 2023.

In connection with the Offering, the Company amended (such amendment, the “Warrant Amendment”) certain existing warrants to purchase 1,377,996 shares of common stock that were issued in a completed best efforts offering in April 2023 (the “Best Efforts Warrants”) to reduce the existing $1.00 exercise price of the Best Efforts Warrants to the exercise price of the warrants being offered and sold in this Offering and to extend the current April 28, 2028 expiration date of the Best Efforts Warrants to the expiration date of the warrants being offered and sold in this Offering.

The securities were offered and sold pursuant to the Company’s registration statement on Form S-1 (File No. 333-272657), as amended, which was declared effective by the U.S. Securities and Exchange Commission on July 18, 2023.

The foregoing descriptions of the Pre-Funded Warrants, Common Warrants, Warrant Amendment, and Placement Agency Agreement are qualified by reference to the full text of such documents, which are filed as Exhibits 4.1, 4.2, 4.3, and 10.1, respectively, to this Current Report on Form 8-K (this “Current Report”).

Item 3.02.	Unregistered Sales of Equity Securities.

On June 5, 2023, the Company issued an aggregate of 3,044,152 shares of the Company’s common stock (the “Lockup Extension Shares”) to certain investors in a private placement (including to certain members of the Company’s sponsor) in exchange for increasing the duration of their lockup period until July 31, 2023 with respect to an aggregate of 1,977,749 shares of common stock underlying all securities of the Company held by such investors. The Lockup Extension Shares are not subject to the lockup extension but are subject to Securities Act restrictions.

The Lockup Extension Shares issuable in connection with such private placement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The sale of the Lockup Extension Shares did not involve any public offering, was made without general solicitation or advertising, and the investors represented to the Company that they were “accredited investors” as defined under the Securities Act, with access to all relevant information necessary to evaluate the investment in the Lockup Extension Shares.

Item 7.01.	Regulation FD Disclosure.

On July 24, 2023, the Company issued a press release regarding the pricing of the public offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01 of this Current Report, including the information contained in Exhibit 99.1, is being furnished to the U.S. Securities and Exchange Commission (the “SEC”), and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.11 to the Company’s Amendment No. 2 to Form S-1 Registration Statement, File No. 333-272657, filed with the SEC on July 7, 2023).
4.2	Form of Common Warrant (incorporated by reference to Exhibit 4.10 to the Company’s Amendment No. 2 to Form S-1 Registration Statement, File No. 333-272657, filed with the SEC on July 7, 2023).
4.3	Warrant Amendment (incorporated by reference to Exhibit 4.8.1 to the Company’s Post-Effective Amendment No. 1 to Form S-1 Registration Statement, File No. 333-272657, filed with the SEC on July 26, 2023).
10.1	Placement Agency Agreement.
99.1	Press Release issued by ZyVersa Therapeutics, Inc., dated July 24, 2023.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZyVersa Therapeutics, Inc.

July 26, 2023	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer